UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: May 13, 2008

(Date of earliest event reported)

GENCOR INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

5201 North Orange Blossom Trail, Orlando, Florida 32810

(Address of principal executive offices) (Zip Code)

(407) 290-6000

(Registrant’s telephone number, including area code)

Delaware	001-11703	59-0933147
(State or other jurisdiction of incorporated or organization)	Commission File Number	(I.R.S. Employer Identification No.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Gencor Industries, Inc. (the “Company”) previously disclosed in a Form 8-K filing, that a recently elected director had resigned from the Board for personal reasons and that his resignation caused the audit committee to consist of less than three independent members as required by NASDAQ. On May 13, 2008, the Company received a letter from NASDAQ indicating that such vacancy places the Company in non-compliance with NASDAQ’s audit committee composition requirements, as per Marketplace Rule 4350, but that, also per this Rule, NASDAQ has provided the Company a cure period to fill this post with a qualified replacement any time until the earlier of the Company’s next annual shareholders meeting or May 7, 2009, or November 3, 2008 if a shareholders meeting is held earlier than November 3, 2008. The Company intends to work closely as always with NASDAQ, and to have in place a fully qualified independent director well within the time allowed by NASDAQ. Unless as otherwise required by law, the Company undertakes no duty or obligation to update this Report for purposes of disclosing any action that the Company decides to take after the filing of this Report with respect to the subject matter of this Item 3.01.

On May 19, 2008, the Company issued a press release disclosing the receipt of the letter from NASDAQ. A copy of the press release is filed with this Report as Exhibit 99.15 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Item
99.15	Press Release dated May 19, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENCOR INDUSTRIES, INC.

May 19, 2008	By:	/s/ E.J. Elliott
E.J. Elliott, Chairman and Chief Executive Officer

May 19, 2008	By:	/s/ Scott W. Runkel
Scott W. Runkel, Chief Financial Officer